SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 10, 2006 (January 10, 2006)

MARQUEE HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-122636	77-0642885
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

920 Main Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On June 21, 2005, AMC Entertainment Inc. (“AMCE”) and Loews Cineplex Entertainment Corporation (“Loews”) announced that they had entered into a definitive merger agreement that would result in the merger of AMCE and Loews, with AMCE continuing after the merger. In connection with a proposed refinancing of the combined company, on January 10, 2006, AMCE disclosed non-public material information about AMCE and Loews to certain parties. AMCE is furnishing the information in this Current Report on Form 8-K and in Exhibits 99.1, 99.2, 99.3 and 99.4 to comply with Regulation FD. The statements contained in Exhibits 99.1, 99.2, 99.3 and 99.4 shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. In addition, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of AMCE’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit 99.1	—	Disclosure regarding AMC Entertainment Inc. in connection with the financing of the merger, dated as of January 10, 2006.

	Exhibit 99.2	—	Financial statements of Loews Cineplex Entertainment Corporation.

	Exhibit 99.3	—	Financial statements of Megabox Cineplex, Inc.

	Exhibit 99.4	—	Press release in connection with financing of the merger, dated as of January 10, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2006

MARQUEE HOLDINGS INC.

/s/ CRAIG R. RAMSEY
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Financial Officer